Exhibit 99.2

Copyright 2021, Plug Power Inc. Plug Power’s Q1 2023 Earnings Call May 9, 2023

2 This presentation contains "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc . ("Plug"), including but not limited to statements about Plug's operational and financial prospects and projections for 2023 and 2024 . You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved . For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward - looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10 - K for the year ended December 31 , 2022 . Investors are cautioned not to place undue reliance on these forward - looking statements . The forward - looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management . We disclaim any obligation to update forward - looking statements except as may be required by law . Financial projections are based on assumptions and analyses made by management based on its experience and perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances . There is no assurance that the financial projections will be realized . Forward - Looking Statements & Disclaimer

3 3 • Successful Execution of the Electrolyzer Business systems • Building systems at Scale • Building Green Hydrogen Plants beyond Georgia • Start Ramp of Stationary Products for further expansion in 2024 • Multiple Financing Solutions for the Hydrogen Plants to Preserve Cash • Plant Equity and Debt • No dilution of present shareholders • Continual Focus on Government Policy Key 2023 Message - Execution

4 Financial Projections Condition 2023 Revenue 2023 Gross Margin Comment Expected $1.4B Applications: $630M Energy: $770M $140M Key Items Shipping 27 5MW Electrolyer Containers Sell an additional 60T of liquefiers Sell one more 500MW plant in the next 90 days – many are in the works Other opportunities in the works Lower Case $1.2B Applications - $610M Energy - $590M $50M See forward looking statement reference found on slide 2